UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2011

DIGITAL VALLEYS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
333-152798 (Commission File Number)	98-0537383 (IRS Employer Identification No.)

Suite 100, 1100 Dexter Ave. North, Seattle, Washington  98109
(Address of principal executive offices and Zip Code)

(206) 273-7892
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Certain Officers; Appointment of Certain Officers

On April 5, 2011, Felipe Pati resigned as President, Secretary and Treasurer of Digital Valleys Corp. (the “Company”), effective on the appointment of a duly qualified successor.

On June 2, 2011, the Board of Directors of the Company elected David Brow as President, Secretary and Treasurer of the Company.

David Brow, age 45, graduated from the University of British Columbia in 1990 with a Bachelor of Arts Degree. Upon graduating, Mr. Brow completed both the Canadian Securities course and the Registered Representative exams for licensing as a securities trader and financial advisor.  From June 1995 to May 1996, Mr. Brow consulted to Syncronys Softcorp, a publicly traded manufacturer of computer software, and supervised their Canadian operations.  In 1996, Mr. Brow formed Willow Run Software Marketing Inc., a high tech sales and marketing consulting firm that worked with numerous software manufacturers, both public and private.  Consulting services provided by Willow Run Software Marketing Inc. included product and market analyses, product launch programs, marketing initiatives and sales strategies.  In 1999, Mr. Brow formed another high-tech consulting firm, Point of Presence Marketing Inc.  This firm concentrated on the emerging technology sectors and assisted companies with all aspects of the sales, marketing and launch process, including funding issues.  Point of Presence Marketing Inc. was purchased by EDventure Capital Inc. in October 2000 where Mr. Brow was a director until April 2002.  In May 2002, Mr. Brow was appointed secretary and treasurer of publicly traded Electric Network.com, Inc. and resigned as a director/officer in 2006 upon completion of a successful merger with Solar EnergySources, Inc.  During this time, Mr. Brow took a role with Symantec Corp. overseeing the West Region channel business and managed a revenue stream in excess of $300 million.  Mr. Brow left Symantec Corp. in November of 2007 and subsequently took a role as VP of Channel Sales for Acronis, Inc. and then moved to emerging BSM software Manufacturer FireScope, Inc. until May 2010. In 2008, Mr. Brow was appointed president, secretary and treasurer of publicly traded Neema, Inc. and worked with them through their merger with Carbon Green, Inc, in the fall of 2009. Mr. Brow resigned from Carbon Green, Inc in January 2010. Mr. Brow presently resides in Los Angeles, California where he is the Director of Channel Sales for Lenovo, Inc. managing a $400m channel sales organization.  In late 2010, Mr. Brow was appointed as the sole director and as the president, chief executive officer, chief financial officer, secretary and treasurer of publicly traded Texada Ventures Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL VALLEYS CORP.

By:	/s/ David Brow
Name:	David Brow
Title:	President

Dated: June 08, 2011